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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this amended Registration Statement on Form S-3 of our report dated June 23, 1998, on form 10-KSB for Chequemate International, Inc. for the year ended March 31, 1998. We also consent to the incorporation and to the reference to us under the heading "Experts" in the Registration Statement.


          /s/ Jones, Jensen and Company
         -------------------------------

Jones, Jensen & Company
Salt Lake City, Utah
June 28, 1999


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